SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                  June 11, 1999
                                 ---------------
                                 Date of Report
                        (Date of Earliest Event Reported)


                             TAVA TECHNOLOGIES, INC.
                             -----------------------
             (Exact name of Registrant as specified in its charter)


           Colorado                       0-19167                 84-1042227
--------------------------------        -------------          -----------------
(State or other jurisdiction of         (Commission            (I.R.S. Employer
 incorporation or organization)           File No.)               I. D. Number)


   7887 E. Belleview Avenue, Suite 820
             Englewood, Colorado                                     80111
----------------------------------------                         ---------------
(Address of principal executive offices)                            (zip code)

                 (303)  771-9794
    --------------------------------------------
(Registrant's telephone number, including area code)

Item 5.  Other Events.

TAVA Technologies, Inc. has entered into a memorandum of understanding ("MOU") setting forth an agreement in principle for the settlement of two lawsuits (the "Actions") filed in the District Court for the County of Arapahoe in the State of Colorado: Szymczak v. TAVA Technologies Inc. et al, Case No. 99CV1419; and Nicewonger v. TAVA Technologies et al; Case No. 99CV1738. The MOU provides that the measures set forth below shall be taken in connection with a proposed Merger (the "Merger") pursuant to which TAVA Technologies, Inc. ("TAVA") will become an indirect subsidiary of Real Software N.V, in accordance with an Agreement and Plan of Reorganization dated as of April 20, 1999:

     1. The parties will file a motion to consolidate the two lawsuits into a single action;

     2. TAVA's Special Committee will require its investment banker, Prudential Securities Incorporated, to confirm in writing that it considered TAVA's projected March 31, 1999 third quarter results in giving its fairness opinion and that the results for that quarter as subsequently reported in TAVA's quarterly report on Form 10-Q for the quarter ended March 31, 1999, would not have caused Prudential Securities to alter its conclusion;

     3. TAVA's proxy statement would be amended to reference the requirement that the Special Committee obtain such letter from Prudential Securities;

     4. The identity of legal counsel to the Special Committee and a description of that counsel's relationship with TAVA be included in TAVA's proxy statement;

     5. Any application to the court for an award of attorneys' fees will not exceed $300,000, plus reasonable expenses, in the aggregate. The defendants will not oppose such application and will pay to plaintiffs' counsel any amounts awarded by the court within such parameters;

     6. The parties to the Actions will attempt in good faith to agree and to execute an appropriate stipulation of settlement and such other documentation as may be required in order to obtain court approval of the settlement of the lawsuits under the terms of MOU. The stipulation of settlement will provide (i) that all defendants have denied and will continue to deny that they have committed or aided or abetted the commission of any violation of law and that they are entering into the stipulation solely because the proposed settlement would eliminate the burden, expense, and risk of further litigation, and (ii) an uncontested release of all claims of the class against the defendants.

TAVA and the Special Committee have complied with the obligations described above in paragraphs (2), (3) and (4).

The settlement will not be binding until the Merger is consummated, a mutually agreeable stipulation of settlement is signed, and the dismissal of the Actions with prejudice has been obtained.

TAVA will seek coverage from its insurance carrier for any amounts payable by TAVA directors in connection with the settlement. If the settlement were not finalized, TAVA and its directors would vigorously defend the suits. Real has advised TAVA that, in this event, it would also vigorously defend the suits.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                       TAVA Technologies, Inc.



Date:    June 18, 1999                 By:  /s/ John Jenkins
                                           ---------------------------------
                                           John Jenkins,  President and CEO